As filed with the Securities and Exchange Commission on January 6, 2026

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported):
January 6, 2026
BANK OF AMERICA CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	1-6523	56-0906609
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
100 North Tryon Street
Charlotte, North Carolina 28255
(Address of principal executive offices)
(704) 386-5681
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	BAC	New York Stock Exchange
Depositary Shares, each representing a 1/1,000th interest in a share of Floating Rate Non-Cumulative Preferred Stock, Series E	BAC PrE	New York Stock Exchange
Depositary Shares, each representing a 1/1,000th interest in a share of 6.000% Non-Cumulative Preferred Stock, Series GG	BAC PrB	New York Stock Exchange
Depositary Shares, each representing a 1/1,000th interest in a share of 5.875% Non-Cumulative Preferred Stock, Series HH	BAC PrK	New York Stock Exchange
7.25% Non-Cumulative Perpetual Convertible Preferred Stock, Series L	BAC PrL	New York Stock Exchange
Depositary Shares, each representing a 1/1,200th interest in a share of	BML PrG	New York Stock Exchange
Bank of America Corporation Floating Rate Non-Cumulative
Preferred Stock, Series 1
Depositary Shares, each representing a 1/1,200th interest in a share of	BML PrH	New York Stock Exchange
Bank of America Corporation Floating Rate Non-Cumulative
Preferred Stock, Series 2
Depositary Shares, each representing a 1/1,200th interest in a share of	BML PrJ	New York Stock Exchange
Bank of America Corporation Floating Rate Non-Cumulative
Preferred Stock, Series 4
Depositary Shares, each representing a 1/1,200th interest in a share of	BML PrL	New York Stock Exchange
Bank of America Corporation Floating Rate Non-Cumulative
Preferred Stock, Series 5
Floating Rate Preferred Hybrid Income Term Securities of BAC Capital Trust XIII (and the guarantee related thereto)	BAC/PF	New York Stock Exchange
5.63% Fixed to Floating Rate Preferred Hybrid Income Term Securities of BAC Capital Trust XIV (and the guarantee related thereto)	BAC/PG	New York Stock Exchange
Income Capital Obligation Notes initially due December 15, 2066 of Bank of America Corporation	MER PrK	New York Stock Exchange
Senior Medium-Term Notes, Series A, Step Up Callable Notes, due	BAC/31B	New York Stock Exchange
November 28, 2031 of BofA Finance LLC (and the guarantee of the
Registrant with respect thereto)
Depositary Shares, each representing a 1/1,000th interest in a share of 5.375% Non-Cumulative Preferred Stock, Series KK	BAC PrM	New York Stock Exchange
Depositary Shares, each representing a 1/1,000th interest in a share of 5.000% Non-Cumulative Preferred Stock, Series LL	BAC PrN	New York Stock Exchange
Depositary Shares, each representing a 1/1,000th interest in a share of 4.375% Non-Cumulative Preferred Stock, Series NN	BAC PrO	New York Stock Exchange
Depositary Shares, each representing a 1/1,000th interest in a share of 4.125% Non-Cumulative Preferred Stock, Series PP	BAC PrP	New York Stock Exchange
Depositary Shares, each representing a 1/1,000th interest in a share of 4.250% Non-Cumulative Preferred Stock, Series QQ	BAC PrQ	New York Stock Exchange
Depositary Shares, each representing a 1/1,000th interest in a share of 4.750% Non-Cumulative Preferred Stock, Series SS	BAC PrS	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR 240.12b-2).
Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.	☐

ITEM 7.01. REGULATION FD DISCLOSURE.

Bank of America Corporation (the “Corporation”) has elected to change its accounting methods related to its tax-related affordable housing, eligible wind renewable energy and solar renewable energy equity investments. The Corporation determined that the new accounting methods are preferable as they better align the financial statement presentation with the economic impact of these equity investments.

For its affordable housing and eligible wind renewable energy equity investments, the Corporation is changing its accounting from the equity method of accounting to the proportional amortization method (PAM). Under PAM, the cost of the equity investments is amortized in proportion to the related income tax benefits and classified in income tax expense, whereas previously the cost of the equity investments was determined using the equity method of accounting and classified in noninterest income – other income.

For its solar renewable energy equity investments, the Corporation is changing its accounting for the investment tax credits (ITCs) where the ITCs and applicable equity investment expense are recognized over the productive life of the underlying facilities, whereas previously the ITCs and applicable expense were recognized when the facilities were placed in service. As part of this accounting change, the Corporation is also electing to report the ITCs in noninterest income – other income against the related equity investment expense.

The primary impact of the accounting changes described above is a reclassification between income statement line items. Following is a summary of the reclassifications between certain income statement lines to implement the accounting change:

	Year Ended		Third	Second	First	Fourth	Third	Second	First
	December 31		Quarter	Quarter	Quarter	Quarter	Quarter	Quarter	Quarter
(in millions)	2024	2023	2025	2025	2025	2024	2024	2024	2024

Impact to total revenue, net of interest expense:
Noninterest income - as previously reported	$45,827	$41,650	$12,855	$11,793	$12,923	$10,988	$11,378	$11,675	$11,786
Adjustment	3,969	4,188	952	980	881	1,128	868	928	1,045
Noninterest income - revised	$49,796	$45,838	$13,807	$12,773	$13,804	$12,116	$12,246	$12,603	$12,831

Impact to income tax expense:
Income tax expense - as previously reported	$2,122	$1,827	$987	$572	$720	$443	$428	$663	$588
Adjustment	4,128	4,398	1,089	926	917	987	1,053	1,022	1,066
Income tax expense - revised	$6,250	$6,225	$2,076	$1,498	$1,637	$1,430	$1,481	$1,685	$1,654

In addition, the accounting changes have an insignificant impact on net income on an annualized basis, which were applied retrospectively through cumulative adjustment to retained earnings. As a result, retained earnings as of September 30, 2025 decreased $1.7 billion from the previously reported amount, reflecting the cumulative impact of the timing difference in expense recognition under the new accounting methods. This timing difference is expected to reverse over the remaining life of the investments.

Under the applicable bank regulatory rules, the Corporation is not required to and, accordingly, will not revise previously filed regulatory capital ratios. However, the cumulative impact of the changes in accounting methods would have resulted in an estimated $2.1 billion decrease in the Corporation’s Common equity tier 1 capital due to the above-referenced impact to retained earnings as well as deferred tax effects, which would have resulted in a decrease of 13 basis points to the Common equity tier 1 ratio as of September 30, 2025. Additionally, the effective tax rate for the third quarter of 2025 would have been an estimated 20.0% compared to 10.4% previously reported.

The information contained in this Form 8-K has been prepared by, and is the responsibility of, the Corporation and is being furnished to assist investors in understanding how the changes in accounting methods, which are discussed above, affected the Corporation’s previously filed Consolidated Statements of Income and Consolidated Balance Sheets. The information related to the changes in accounting methods is preliminary and based on company data available at the time this Form 8-K is furnished.

Financial information presented in the Revised Supplemental Information for the prior quarters of 2025 and 2024, as well as the full years 2024 and 2023, has been updated to reflect the changes in accounting methods and is attached hereto as Exhibit 99.1. This Revised Supplemental Information is being furnished pursuant to Item 7.01, and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall the Revised Supplemental Information be deemed incorporated by reference into any filings under the Securities Act of 1933, as amended.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.
(d) Exhibits.
Exhibit 99.1 is furnished herewith.

EXHIBIT NO.	DESCRIPTION OF EXHIBIT

99.1	Revised Supplemental Information to Reflect Changes in Accounting Methods for Certain Tax-related Equity Investments

104	Cover Page Interactive Data File (embedded in the cover page formatted in Inline XBRL)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BANK OF AMERICA CORPORATION

By:	/s/ Johnbull E. Okpara
Johnbull E. Okpara
Chief Accounting Officer

Dated: January 6, 2026